UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): December 24, 2007

InterMetro Communications, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51384 (Commission File Number)	88-0476779 (I.R.S. Employer Identification No.)

2685 Park Center Drive, Building A
Simi Valley, California 93065
(Address of the principal executive office)

(805) 433-8000
(Registrant’s telephone number, including area code)

Lucy’s Cafe Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Effective December 24, 2007, InterMetro Communications, Inc. (the “Company”) has been removed from quotation on the OTC Bulletin Board (“OTCBB”) for failure to timely comply with NASD Rule 6530 in connection with the filing of the Company’s most recent quarterly report on Form 10-QSB. As a result, the Company’s shares have commenced quotation for trading on the PinkSheets over-the-counter quotation system instead of on the OTCBB. The stock symbol will remain as “IMTO.”

Investors will be able to access prices for the Company's shares on most financial websites that offer quotation of North American stocks, including the Pink Sheets website at www.pinksheets.com, Yahoo Finance at www.finance.yahoo.com (under the symbol “IMTO.PK”), and on Stockwatch at www.stockwatch.com.

The Company will continue to be a reporting issuer in the United States, and will continue to file financial and other reports with the United States Securities and Exchange Commission (the “SEC”). The Company's public disclosure documents may be accessed through the SEC's electronic data gathering, analysis and retrieval system (EDGAR: www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERMETRO COMMUNICATIONS, INC.

Date: December 31, 2007	By:	/s/ Charles Rice
Chairman and Chief Executive Officer
(principal executive officer)